SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 07/31/2004
FILE NUMBER 811-5686
SERIES NO.: 9

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $ 1,120
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $ 1,252
              Class C Shares                 $   238
              Class R Shares                 $   000
              Class I Class                  $    49

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.363
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.285
              Class C Shares                 $000.285
              Class R Shares                 $000.0759
              Class I Class                  $000.089

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                   3,440
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                   4,215
              Class C Shares                     828
              Class R Shares                      10
              Class I Class                    1,283

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $  10.45
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 10.45
              Class C Shares                 $ 10.45
              Class R Shares                 $ 10.44
              Class I Class                  $ 10.45